UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2014

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2014, John O. Marsh, Jr., J.D. stepped down from his position as a member of the Board of Directors (“Board”) of Novavax, Inc. (the “Company”), all other directorships held with the Company, and his positions as member of each of the Company’s Compensation Committee and Nominating and Corporate Governance Committee. Additionally, in recognition of his 23 years of service, the Nominating and Corporate Governance Committee recommended to the Board and the Board accepted such recommendation to bestow upon Mr. Marsh the honorary title of Director Emeritus. As Director Emeritus, Mr. Marsh will consult with the Company and the Board and be invited to attend meetings of the Board, but will not be entitled to vote on any matter presented to the Board. As consideration for his services as Director Emeritus Mr. Marsh will receive an annual option grant of 10,000 shares of common stock of the Company beginning in 2015 and $10,000 per year, payable quarterly. The Company and the Board thank Mr. Marsh for his many years of dedicated service.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on June 12, 2014. Only stockholders of record as of April 16, 2014 (the “Record Date”) were entitled to vote at the annual meeting. As of the Record Date, there were 209,257,750 shares outstanding and entitled to vote at the annual meeting, of which 168,969,128 shares were represented by proxy, constituting a quorum on all matters voted upon. The stockholders voted on the following matters:

Proposal 1: Stockholders elected the following Class I nominees for director, each to serve until the 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Stanley C. Erck	102,032,453	762,847	66,173,828
Rajiv I. Modi, Ph.D.	95,391,704	7,403,596	66,173,828

Proposal 2: Stockholders approved, on an advisory basis, the compensation paid to our principal executive officer, principal financial officer, and three other most highly compensated individuals serving as executive officers on December 31, 2013:

For	Against	Abstaining	Broker Non-Votes
98,186,521	1,783,330	2,825,449	66,173,828

Proposal 3: Stockholders approved an amendment to the Company’s 2005 Stock Incentive Plan to increase the number of shares of common stock available for issuance by 4,000,000 million shares:

For	Against	Abstaining	Broker Non-Votes
97,141,728	5,398,131	255,421	66,173,828

Proposal 4: Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstaining
167,707,645	803,884	457,599

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc. (Registrant)

Date: June 18, 2014	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Senior Vice President, General Counsel and Corporate Secretary